UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________________________________________________
FORM 8-K
______________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 31, 2017
Shiloh Industries, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-21964	51-0347683

(State of Other	(Commission File No.)	(I.R.S. Employer
Jurisdiction		Identification No.)
of Incorporation)

880 Steel Drive, Valley City, Ohio 44280
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:
(330) 558-2600

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate    by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Shiloh Industries, Inc., a Delaware Corporation (the “Company”), and Shiloh Holdings Netherlands B.V., a besloten vennootschap met beperkte aansprakelijkheid organized under the laws of the Netherlands, entered into an amendment, dated July 31, 2017 (the “Amendment”), with respect to the Credit Agreement (the “Credit Agreement”), as amended, with Bank of America, N.A., as Administrative Agent, Swing Line Lender, Dutch Swing Line Lender and an L/C Issuer, JPMorgan Chase Bank, N.A., as Syndication Agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities, LLC, as Joint Lead Arrangers and Joint Book Managers, The PrivateBank and Trust Company, Compass Bank and The Huntington National Bank, N.A., as Co-Documentation Agents, and the other lender parties thereto. The Amendment amends the Credit Agreement, which was originally entered into on October 25, 2013 and previously amended as of December 30, 2013, June 26, 2014, September 29, 2014, April 29, 2015, and October 28, 2016. The Amendment does not modify the aggregate amount of financing provided by the Credit Agreement, as amended, which remains at $347.5 million.

The Amendment modifies, among other things: the Company's investments in subsidiaries and various cumulative financial covenant thresholds, in each case, under the Credit Agreement. The Amendment also enhances the Company's ability to take advantage of customer supply chain finance programs.

Certain of the lenders under the Credit Agreement, as amended, and their affiliates have provided from time to time, and may continue to provide, investment banking, commercial banking, financial and other services to us for which we have paid and intend to pay customary fees and expense reimbursements.

The foregoing is a summary of the material terms and conditions of the Amendment and not a complete description of the Amendment. Accordingly, the foregoing is qualified in its entirety by reference to the Amendment, attached hereto as Exhibit 10.1, and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Amendment set forth under Item 1.01 is incorporated into this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

10.1 Seventh Amendment to the Credit Agreement, dated July 31, 2017, among Shiloh Industries, Inc., Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, JPMorgan Chase Bank, N.A., as Syndication Agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities, LLC, as Joint Lead Arrangers and Joint Book Managers, The PrivateBank and Trust Company, Compass Bank and The Huntington National Bank, N.A., as Co-Documentation Agents, and the other lender parties thereto.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 1, 2017	SHILOH INDUSTRIES, INC. By: /s/ W. Jay Potter Name: W. Jay Potter Title: Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1
Seventh Amendment to the Credit Agreement, dated July 31, 2017, among Shiloh Industries, Inc., Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, JPMorgan Chase Bank, N.A., as Syndication Agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities, LLC, as Joint Lead Arrangers and Joint Book Managers, The PrivateBank and Trust Company, Compass Bank and The Huntington National Bank, N.A., as Co-Documentation Agents, and the other lender parties thereto.